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                                                               Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-30537 of CalEnergy Company, Inc. on Form S-3
of our reports dated January 31, 1997 (February 27, 1997 as to Notes 6 and 20 to the consolidated financial statements), appearing in and incorporated by reference in the Annual Report on Form 10-K of CalEnergy Company, Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP
Omaha, Nebraska
July 24, 1997